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                                                               Exhibit 23.1



INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Biophan Technologies, Inc.


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 10, 2003, relating to the consolidated financial statements of Biophan Technologies, Inc. and Subsidiaries as of and for the period ended February 28, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 26, 2004